UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 20, 2006
S&C Holdco 3, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	333-100717	81-0557245
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle, Greeley, CO (Address of Principal Executive Offices)	80634 (Zip Code)
Registrant’s telephone number, including area code (970) 506-8000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 20, 2006 Swift & Company (“Swift” or the “Company”), a wholly owned subsidiary of S&C Holdco 3, Inc. (“Swift Holdings”), announced that Danny C. Herron resigned as chief financial officer effective immediately. On November 16, 2005 Swift announced Mr. Herron’s decision to leave the Company by September 19, 2006. Mr. Herron will remain available to advise the Company as needed until September 19, 2006.
Also effective February 20, 2006, William G. Trupkiewicz, Swift’s vice president, corporate controller, and chief accounting officer, was appointed acting chief financial officer pending completion of the search process for a permanent chief financial officer. Mr. Trupkiewicz, 42, is a Certified Public Accountant, and has served as Swift’s corporate controller and chief accounting officer since September 2002. He has been employed by Swift and its predecessor companies in various senior finance and accounting positions since 1994.
A copy of the press release issued by the Company regarding Mr. Herron’s departure and Mr. Trupkiewicz’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference. This press release also discusses the appointments of two additional non-principal officers of the Company.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Press Release dated February 20, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2006	S&C Holdco 3, Inc.

	By:	/s/ Donald F. Wiseman
Vice President, General Counsel and Secretary